UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2022

NeuBase Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35963	46-5622433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Technology Drive, Pittsburgh, PA		15219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (412) 763-3350

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	NBSE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On October 11, 2022, the Board of Directors (the “Board”) of NeuBase Therapeutics, Inc. (the “Company”) approved a reprioritization of the Company’s clinical and research initiatives and a restructuring of operations and corresponding reduction in workforce, designed to reduce costs and reallocate resources while maintaining the personnel needed to support the Company’s key programs and refocused pipeline (the “Restructuring”). The Restructuring would reduce the Company’s workforce by approximately 60%, with the reductions in personnel expected to be completed by October 31, 2022. The Company expects to provide severance payments, adjustments to equity compensation grants and continuation of group health insurance coverage for a specified period to the affected employees. The Company also plans to enter into retention arrangements with certain employees who are expected to remain with the Company. The Company estimates that it will incur approximately $500,000 of costs in connection with the reduction in workforce related to severance pay and other related termination benefits. The costs related to the Restructuring are subject to a number of assumptions, and actual results may differ materially. The Company may also incur other charges or cash expenditures not currently contemplated due to events that may occur as a result of, or associated with, the Restructuring.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2022, Sandra Rojas-Caro, M.D., Head of Research and Development and Chief Medical Officer of the Company, notified the Company of her intent to resign from the Company, effective October 28, 2022. Dr. Rojas-Caro’s resignation is not a result of any disagreement with the Company on any matter relating to the Company’s policies or procedures.

Item 8.01.	Other Events.

Board Chairperson

On October 11, 2022, the Board appointed Dov A. Goldstein, M.D., as the Chairperson of the Board, effective October 14, 2022. Dr. Goldstein previously served as the Lead Independent Director of the Board.

Press Release

On October 14, 2022, the Company issued a press release announcing the Restructuring. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, including the exhibits hereto, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among other things, statements regarding the expected cost-savings from the Restructuring, the expected timing for incurring costs associated with the Restructuring, and the expected timing of implementing and completing the Restructuring. Any forward-looking statements in this Current Report on Form 8-K, including the exhibits hereto, are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements, including, but not limited to, the risk that the Company may not be able to implement the Restructuring as currently anticipated or within the timing currently anticipated, the impact of the workforce reduction on the Company’s business, the risk that the Company’s cost saving initiatives may not be successful, unanticipated difficulties with preserving capital, unanticipated difficulties in terminating certain contracts and arrangements, and unanticipated charges not currently contemplated that may occur as a result of the Restructuring. For a discussion of these risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended September 30, 2021, and in subsequent filings with the Securities and Exchange Commission (“SEC”), as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the SEC. All information in this Current Report on Form 8-K, including the exhibits hereto, is current as of the date of this Current Report on Form 8-K, and the Company undertakes no duty to update this information unless required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release, dated October 14, 2022, issued by NeuBase Therapeutics, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUBASE THERAPEUTICS, INC. (Registrant)

Date: October 14, 2022	By:	/s/ Todd P. Branning
Todd P. Branning
Chief Financial Officer